UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 4, 2015

NEWPORT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-01649	94-0849175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California	92606
(Address of principal executive offices)	(Zip Code)

(949) 863-3144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On August 4, 2015, Newport Corporation (the “Company”) announced its financial results for the second quarter and six months ended July 4, 2015, as well as its financial outlook for the third quarter and second half of 2015.  The press release issued by the Company in connection with the announcement is attached to this report as Exhibit 99.1.

This information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be set forth by specific reference in such a filing.

Use of Non-GAAP Financial Measures

In the press release attached to this report as Exhibit 99.1, the Company has supplemented certain of its financial measures prepared in accordance with accounting principles generally accepted in the United States (GAAP) with non-GAAP financial measures.  These non-GAAP financial measures and the reasons for their inclusion, as well as the limitations on the usefulness of such information to an investor, are described below.

The Company has provided non-GAAP measures of (1) gross profit, (2) operating income, (3) net income attributable to Newport Corporation, and (4) net income per diluted share attributable to Newport Corporation, for the three and six months ended July 4, 2015 and June 28, 2014, which exclude a number of items that management considers to be outside of the Company’s core operating results.  The Company has also provided guidance concerning its expected earnings per diluted share for the third quarter of 2015 on a non-GAAP basis.  A table detailing the items excluded from the non-GAAP measures and reconciling such non-GAAP results and guidance with the Company’s GAAP results and guidance is included following the consolidated statements of income and comprehensive income that are a part of the press release.

The Company has provided this non-GAAP information in addition to its GAAP results and guidance with the intent of providing both management and investors with an enhanced understanding of the Company’s core operating results and performance trends, and with additional measures that the Company believes are useful for comparing the Company’s results with its historical and future financial results, as well as with the results of other companies that may report non-GAAP measures that exclude similar items.  The Company believes that the items excluded from these non-GAAP measures generally do not reflect the ongoing operating performance of the Company’s business.  In addition, these adjusted non-GAAP measures are among the primary indicators that management uses as a basis for its planning and forecasting and may also be used by management for other purposes including its evaluation of performance to determine the achievement of goals under the Company’s incentive plans.

However, the presentation of this additional information is not meant to be considered in isolation or as a substitute for the Company’s financial measures prepared in accordance with GAAP.  These non-GAAP measures exclude items that may have a material impact on the Company’s operating results calculated in accordance with GAAP, which impact is included in the Company’s GAAP financial statements.  Although the Company believes it is useful for investors to view the Company’s core operating results in the absence of the excluded items, certain of these excluded items represent actual expenses that impact the cash available to the Company for other uses.  To gain a comprehensive understanding of all impacts on the Company’s income from any and all events, management also relies upon the Company’s GAAP financial statements, and investors should as well.  Further, the Company notes that non-GAAP measures may be defined and calculated differently among companies, or from period to period by the same company, which may limit the usefulness of the non-GAAP information to an investor.

The Company expects to incur stock-based compensation expense, amortization of intangible assets, and acquisition-related, restructuring and severance costs in future periods, and may also incur other items, such as significant gains or losses from contingencies.  Additionally, the Company may be impacted by significant tax matters in future periods.  The Company may present non-GAAP financial measures for such future periods that exclude any or all of the foregoing items, if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 4, 2015 (furnished pursuant to Item 2.02 and not deemed filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 4, 2015	NEWPORT CORPORATION

	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 4, 2015 (furnished pursuant to Item 2.02 and not deemed filed).